As filed with the Securities and Exchange Commission on March 8, 2017.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM F-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BeyondSpring Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

BeyondSpring Inc.
28 Liberty Street, 39th Floor
New York, New York 10005
Tel: +1 (646) 305-6387
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:
Stacy J. Kanter, Esq.
Andrea L. Nicolas, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate date of commencement of proposed sale to the public:   As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ (File No. 333-214610)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed maximum aggregate offering price	Amount of registration fee(1)(2)
Ordinary Shares, $0.0001 par value	36,141	$20.00	$722,820.00	$83.77

(1)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the initial public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $3,614,292.00 on a Registration Statement on Form F−1 (File No. 333−214610), which was declared effective on March 8, 2017. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $722,820.00 is hereby registered, which includes shares issuable upon exercise of the underwriter’s over-allotment option.

(2)	Previously paid in connection with the filing of the Registration Statement on form F-1 (File No. 333−214610).

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form F−1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 36,141 ordinary shares, par value $0.0001 per share, of BeyondSpring Inc. This 462(b) Registration Statement relates to the initial public offering of ordinary shares contemplated by the Registration Statement on Form F−1 (File No. 333−214610), which was initially filed on November 15, 2016, and which, as amended, was declared effective by the Securities and Exchange Commission on March 8, 2017. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F−1 (File No. 333−214610), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th of March, 2017.

BEYONDSPRING INC.

By:	/S/ LAN HUANG
Name:	Lan Huang
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 8, 2017
Lan Huang

/S/ RICHARD BRAND	Chief Financial Officer and Treasurer (Principal Financial Officer)	March 8, 2017
Richard Brand

*	Director	March 8, 2017
Nanxing He

*	Director	March 8, 2017
Matthew Kirkby

*	Director	March 8, 2017
Mulong Liu

*	Director	March 8, 2017
Quanqi Song

*	Director	March 8, 2017
Yanbin Xie

*	Director	March 8, 2017
Christine Zhao

*By:	/S/ RICHARD BRAND
Richard Brand
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Maples and Calder (Hong Kong) LLP (included in Registrant’s Registration Statement on Form F−1 (File No. 333−214610) initially filed with the Commission on November 15, 2016).
23.1	Consent of Ernst & Young Hua Ming LLP.
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in Registrant’s Registration Statement on Form F−1 (File No. 333−214610) initially filed with the Commission on November 15, 2016).